UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2012

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2012, New York Mortgage Trust, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with JMP Securities LLC (the “Placement Agent”), pursuant to which the Company may sell up to $25,000,000 of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), from time to time through the Placement Agent.

Pursuant to the Equity Distribution Agreement, the Shares may be offered and sold through the Placement Agent in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Capital Market or sales made to or through a market maker other than on an exchange or, subject to the terms of a written notice from the Company, in privately negotiated transactions.  The Placement Agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market to sell a specified number of shares on mutually agreed terms between the Company and the Agent pursuant to a placement notice.  Under the Equity Distribution Agreement, the Placement Agent will be entitled to compensation of 2.00% of the gross proceeds from the sale of the Shares sold through the Placement Agent from time to time pursuant to the terms of the Equity Distribution Agreement.  The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement and may at any time suspend solicitations and offers under the Equity Distribution Agreement.

The offering of the Shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Equity Distribution Agreement, or (2) the termination of the Equity Distribution Agreement.  The Company may terminate the Equity Distribution Agreement at any time in our sole discretion by giving three days advance notice to the Placement Agent.  Similarly, the Placement Agent may terminate the Equity Distribution Agreement at any time in its sole discretion by giving three days advance notice to the Company.

From time to time, in the ordinary course of business, the Placement Agent and its affiliates have provided, and in the future may continue to provide, investment banking services to the Company and have received fees for the rendering of such services.  In addition, the Placement Agent currently provides, and in the future may continue to provide, similar or other banking and financial services to the Company.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 1.1, and incorporated herein by reference.

In connection with the filing of the Equity Distribution Agreement, the Company is filing as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K the opinions of its special Maryland counsel and special tax counsel, Venable LLP and Hunton & Williams LLP, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1†	Equity Distribution Agreement, dated June 11, 2012, by and between the Company and JMP Securities LLC.
5.1†	Opinion of Venable LLP, dated June 11, 2012, regarding the legality of the Shares.
8.1†	Opinion of Hunton & Williams LLP, dated June 11, 2012, regarding tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1 hereto).
_________________________
†           Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant

Date: June 11, 2012	By:	/s/ Steven R. Mumma
Steven R. Mumma Chief Executive Officer and President